SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Fidelity Contrafund
(Name of Registrant as Specified In Its Charter)

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SHAREHOLDER UPDATE

Fidelity Advisor Fifty Fund

a series of Fidelity Advisor Series I

URGENT PROXY VOTING REQUEST

A few weeks ago we mailed you proxy information to enable you to vote on an important proposal that affects the fund and your investment in it. This information describes the proposal and asks for your vote on this important issue.

Your vote is important, no matter how large or small your holdings may be.

We are writing to remind you that your participation is extremely important. Until we receive a sufficient number of votes, the Special Meeting of Shareholders scheduled for November 16, 2010 cannot be held. If you do not plan to cast your vote at the meeting on November 16, 2010, please indicate your vote on the enclosed proxy card(s). Shareholders who hold the fund in more than one account will receive a separate card for each account and should vote each card.

Voting is quick and easy. Please vote now using one of these options:

1. Vote By Touch-Tone Phone
Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.
2. Vote by Internet
Please visit the web site indicated on the enclosed proxy card(s) and follow the on-line instructions.
3. Vote by Mail
Please mail your signed proxy card(s) in the postage-paid envelope.
PLEASE VOTE YOUR PROXY NOW

Please note, D.F. King & Co., Inc. may be utilized to solicit shareholder votes by telephone on behalf of the fund. The fund may also arrange to have votes recorded by telephone. In the event that you receive a telephone call from a D.F. King & Co., Inc. representative, you may be asked to verify personal information for identification verification.

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please call Fidelity at 1-877-208-0098. We appreciate your immediate attention. Thank you.

Important information to help you understand and vote on the proposal

Please read the full text of the proxy statement. Below is a brief overview of the proposal to be voted upon. Your vote is important. We appreciate you placing your trust in Fidelity and look forward to helping you achieve your financial goals.

What proposal am I being asked to vote on?

You are being asked to vote on a reorganization between Fidelity Advisor Fifty Fund (Advisor Fifty Fund) and Fidelity Advisor New Insights Fund (Advisor New Insights Fund). Specifically, you are being asked to approve an Agreement and Plan of Reorganization (the Agreement) that provides for the transfer of all of the assets of Advisor Fifty Fund to Advisor New Insights Fund in exchange solely for shares of beneficial interest of Advisor New Insights Fund and the assumption by Advisor New Insights Fund of Advisor Fifty Fund's liabilities. Shares of Advisor New Insights Fund then will be distributed to shareholders of Advisor Fifty Fund in liquidation of Advisor Fifty Fund.

Has the fund's Board of Trustees approved the reorganization?

Yes. The Board of Trustees has unanimously approved the proposal and recommends that you vote to approve it.

What are the reasons for and advantages of the proposed reorganization?

Advisor Fifty Fund is a small fund. The proposed reorganization of Advisor Fifty Fund into Advisor New Insights Fund would allow Advisor Fifty Fund shareholders to pursue similar investment goals in a larger combined fund that has the same benchmark and investment objective and similar investment policies. In addition, if the reorganization is approved, Advisor Fifty Fund's shareholders would benefit from Advisor New Insights Fund's lower expenses.

Do the funds being reorganized have similar investment objectives and policies?

Yes. The funds have the same benchmark and investment objective, and similar investment policies.

Who is the fund manager for the Advisor New Insights Fund?

Will Danoff will continue to manage Advisor New Insights Fund, which he has managed since its inception in 2003.

Who bears the expenses associated with the reorganization?

Advisor Fifty Fund shareholders will bear the cost of the reorganization. However, if Advisor Fifty Fund's expenses continue to exceed its classes' existing voluntary expense caps as they do today, FMR ultimately will bear the costs associated with the proxy solicitation through reimbursements paid to the fund.

How do the expense structures of the funds compare?

Each fund pays its management fee and other expenses separately. The management fees and other expenses of the funds vary from year to year, as a percentage of their respective average net assets. FMR has voluntarily agreed to reimburse each class of Advisor Fifty Fund to the extent that total operating expenses exceed the following rates: Advisor Fifty Fund Class A, 1.25%; Class T, 1.50%; Class B, 2.00%; Class C, 2.00%; and Institutional Class, 1.00%. For the most recent semi-annual period ended June 30, 2010, Advisor New Insights Fund total operating expenses are as follows: Advisor New Insights Fund Class A, 1.14%; Class T, 1.39%; Class B, 1.96%; Class C, 1.88%; and Institutional Class, 0.91%.

If the reorganization is approved by shareholders, the combined fund will retain Advisor New Insights Fund's expense structure.

How will you determine the number of shares of Advisor New Insights Fund that I will receive?

As of the close of business of the New York Stock Exchange on the closing date of the reorganization, the number of shares to be issued will be based on the relative net asset values of each fund at the time of the exchange. The anticipated closing date is December 17, 2010.

Is the reorganization considered a taxable event to shareholders for federal income tax purposes?

No. Each fund will receive an opinion of counsel that the reorganization will not result in any gain or loss for federal income tax purposes to the shareholders of either fund. However, Advisor Fifty Fund will be required to distribute any taxable income and realized capital gains to its shareholders prior to the reorganization closing.

What if there are not enough votes to reach quorum by the scheduled shareholder meeting date or if the proposal is not approved?

To facilitate receiving a sufficient number of votes, we will need to take further action. D.F. King & Co., Inc., a proxy solicitation firm, or Fidelity, may contact you by mail or telephone. Therefore, we encourage shareholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls.

If there are not sufficient votes to approve your fund's proposal by the time of your shareholder meeting (November 16, 2010), the meeting may be adjourned to permit further solicitation of proxy votes.

Please be advised that if shareholders do not approve the proposal, the Board of Trustees may consider other proposals for the reorganization or liquidation of the fund.

What role does the Board play?

The Trustees serve as the fund shareholders' representatives. Members of the Board are fiduciaries and have an obligation to serve the best interests of shareholders, including approving policy changes. In addition, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the fund.

What is the affiliation of the Board and Fidelity?

The Board consists of 11 individuals. The purpose of the Board is to ensure that the shareholders' best interests are protected in the operation of a mutual fund. There are two "interested" trustees and nine "Independent" trustees. Trustees are determined to be "interested" by virtue of, among other things, their affiliation with the funds, trust, or various other entities under common control with FMR. Interested Trustees are compensated by FMR. Independent Trustees have no affiliation with FMR and are compensated by each individual fund.

Who is D.F. King & Co., Inc.?

D.F. King is a third party proxy vendor that Fidelity hires to call shareholders and record proxy votes. In order to hold a shareholder meeting, quorum must be reached. If quorum is not attained, the meeting must adjourn to a future date. Fidelity attempts to reach shareholders via multiple mailings to remind them to cast their vote. As the meeting approaches, phone calls may be made to clients who have not yet voted their shares so that the shareholder meeting does not have to be postponed.

Voting your shares immediately will help minimize additional solicitation expenses and prevent the need to make a call to you to solicit your vote.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of the fund on the record date. The record date is September 20, 2010.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage-paid envelope. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card(s) and following the recorded instructions. In addition, you may vote through the internet by visiting www.proxyweb.com/proxy and following the on-line instructions. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-877-208-0098.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."

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